UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2018

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08246	71-0205415
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

10000 Energy Drive

Spring, Texas 77389

(Address of principal executive office) (Zip Code)

(832) 796-1000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

On December 3, 2018, Southwestern Energy Company (the “Company”) completed the previously announced disposition to Flywheel Energy Operating, LLC (the “Buyer”) of 100% of the equity in the Company’s subsidiaries that own and operate its Fayetteville Shale exploration and production and related midstream gathering assets, as contemplated by the Membership Interest Purchase Agreement dated as of August 30, 2018, which was filed as Exhibit 2.1 to the Current Report of the Company on Form 8-K filed with the Securities and Exchange Commission on September 4, 2018, as amended as described in Item 8.01 of this Current Report (as so amended, the “Agreement”).  The consideration under the Agreement was $1.865 billion, subject to customary adjustments mostly to take into account revenues and expenses that the Company has received for the period from the economic effective date of July 1, 2018, to the closing date, plus the assumption of various obligations.  The above description of the disposition does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, including as amended.

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John E. “Jack” Bergeron, Jr., the Company’s Senior Vice President, SWN Advance, will be retiring January 2, 2019.  The functions reporting to Mr. Bergeron will be integrated into other existing parts of the Company’s organization.  In connection with his retirement and separation, Mr. Bergeron will receive a cash payment of $1,227,366, which includes amounts in lieu of certain unvested restricted stock and restricted stock units.  He also will be granting a general release and waiver of claims arising out of his employment and retirement and be subject to continuing confidentiality, nondisparagement and nonsolicitation obligations.  Mr. Bergeron’s long-term incentive awards will vest or be forfeited in accordance with the terms of the Company’s 2013 Incentive Plan, as amended, except that options may be exercised for their original terms.

Section 8 – Other Events

Item 8.01  Other Events.

On December 3, 2018, the Company entered into a Closing Agreement and First Amendment to Membership Interest Purchase Agreement (the “Amendment”) with the Buyer, a copy of which is filed as Exhibit 2.1 to this Current Report and is incorporated in this Current Report by this reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(b) Pro forma financial information

Unaudited pro forma information of the Company to give effect to the Fayetteville Shale sale is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

-	Unaudited pro forma condensed consolidated balance sheet as of September 30, 2018
-	Unaudited pro forma condensed consolidated statements of operation for the nine months ended September 30, 2018 and the year ended December 31, 2017

(d) Exhibits.

Exhibit No.	Description
2.1*	Closing Agreement and First Amendment to Membership Interest Purchase Agreement dated as of December 3, 2018, between Southwestern Energy Company and Flywheel Energy Operating, LLC
99.1	Unaudited pro forma condensed consolidated financial information

*	The Company has omitted certain exhibits and schedules to the Amendment. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: December 4, 2018	By:	/s/ JULIAN M. BOTT
	Name:	Julian M. Bott
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Closing Agreement and First Amendment to Membership Interest Purchase Agreement dated as of December 3, 2018, between Southwestern Energy Company and Flywheel Energy Operating, LLC
99.1	Unaudited pro forma condensed consolidated financial information

*	The Company has omitted certain exhibits and schedules to the Amendment. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit upon request.